Exhibit 1

           Units
ProUroCare Medical Inc.
Underwriting Agreement

                        , 2008

Feltl and Company, Inc.
d/b/a Feltl and Company
225 South Sixth Street
Suite 4200
Minneapolis, MN  55402

Ladies and Gentlemen:

Introductory. ProUroCare Medical Inc., a Nevada corporation (the “Company”), proposes to sell to Feltl and Company, Inc. (the “Underwriter”) an aggregate of          Units (the “Firm Units”) consisting of one share of common stock, par value $0.00001 per share (the “Common Stock”), and one redeemable common stock warrant entitling the holder to acquire one share of Common Stock (the “Warrant”) of the Company. In addition, the Company has granted to the Underwriter an option to purchase up to an additional            Units (the “Optional Units”), as provided in Section 2. The Firm Units and, if and to the extent such option is exercised, the Optional Units are collectively called the “Units.”

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-153605) under the Securities Act (the “Registration Statement”), which contains a form of prospectus to be used in connection with the public offering and sale of the Units, and such amendments thereof as may have been required to the date of this agreement. Such registration statement, as amended, has been declared by the Commission to be effective under the Securities Act. The Company will next file with the Commission pursuant to Rule 424(b) under the Securities Act a final prospectus describing the Units and the offering thereof, in such form as has been provided to or discussed with, and approved by, the Underwriter. Such prospectus, in the form first used by the Underwriter to confirm sales of the Units, is called the “Prospectus.” “Preliminary Prospectus” means any preliminary form of the Prospectus.

The term “Registration Statement” as used in this Agreement means the registration statement, as amended at the time it became effective and as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference or deemed to be incorporated by reference therein.

The Company hereby confirms its agreement with the Underwriter as follows:

SECTION 1.                          Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to each Underwriter as follows:

(a)                                Registration Statement. The Registration Statement has been declared effective under the Securities Act and by each applicable state regulatory body or commission (a

“State Commission”) described on Schedule I hereto; no stop order of the Commission or a State Commission preventing or suspending the use of the Preliminary Prospectus or the Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or threatened by the Commission or a State Commission; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase, in all material respects with the requirements of the Securities Act and the blue sky laws, rules and regulations of the states listed on Schedule I and the Preliminary Prospectus complied, as of its date and at the time of purchase, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-1 in connection with the offering and sale of the Units as contemplated hereby have been satisfied; the Registration Statement did not, as of the time such Registration Statement became effective, and at the time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement and the Prospectus will comply, as of the date that it is filed with the Commission, the date of the Registration Statement and the Prospectus and, as amended or supplemented, at all times during the period beginning with the execution of this Agreement and ending on the Closing Date (as defined below) or any Subsequent Closing Date (as defined below), in all material respects, with the requirements of the Securities Act (including, without limitation, Section 10(a) of the Securities Act); the Registration Statement and the Prospectus, as of the date that it is filed with the Commission, the date of the Prospectus and, as amended or supplemented, at the time of purchase did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that if, at any time after the time of purchase, the Company is obligated to prepare and furnish to the Underwriter an amendment or supplement to the Prospectus under Section 3(A)(e) of this Agreement and so furnishes such amendment or supplement, then from and after the time that such Prospectus as amended or supplemented is furnished to the Underwriter in accordance with Section 3(A)(e), the term “Prospectus” shall be deemed to mean the Prospectus as so amended or supplemented.

Each copy of the Preliminary Prospectus and the Prospectus, delivered to the Underwriter for use in connection with the offer and sale of the Units was identical to the copies thereof filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act).

There are no contracts or other documents required to be described in the Registration Statement and Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required.

(b)           Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “Ineligible Issuer” (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(c)           Lock Up Agreements. The Company has obtained for the benefit of the Underwriter the lock up agreements referenced in Section 5(i). To the Company’s knowledge, the lock up agreements referenced in Section 5(i) are binding, valid and enforceable against the respective signators to the lock up agreements.

(d)           Distribution of Offering Material By the Company. The Company has not distributed and will not distribute, prior to the later of the last Subsequent Closing Date (as defined below) and the completion of the Underwriter’s distribution of the Units, any offering material in connection with the offering and sale of the Units other than the Preliminary Prospectus, the Prospectus or the Registration Statement, each reviewed and consented to in writing by the Underwriter.

(e)           The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms.

(f)            Authorization of the Units. The Units to be purchased by the Underwriter from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company to the Underwriter pursuant to this Agreement on the Closing Date or any Subsequent Closing Date, will be validly issued, fully paid (as to the Warrants assuming compliance with the terms of execution of the Warrants) and nonassessable. An adequate number of shares of Common Stock has been reserved for issuance pursuant to the terms of the Units.

(g)           No Transfer Taxes. There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Units.

(h)           No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(i)            No Material Adverse Change. Except as otherwise disclosed in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, properties, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiary, considered as one entity (any such change is called a “Material Adverse Change”); (ii) the Company and its subsidiary, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent (including off-balance sheet arrangements), nor entered into any material transaction or agreement; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or its subsidiary on any class of capital stock or repurchase or redemption by the Company or its subsidiary of any class of capital stock.

(j)            Independent Accountants. Virchow, Krause & Company, LLP (“Virchow Krause”), who has expressed its opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and included in the Prospectus, are independent registered public accountants as required by the Securities Act and by the rules of the Public Company Accounting Oversight Board and as registered as such.

(k)           Preparation of the Financial Statements. The financial statements and schedules of the Company included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its subsidiary as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules included or incorporated by reference in the Registration Statement, if any, present fairly the information required to be stated therein. Such financial statements and supporting schedules comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles as applied in the United States applied on a consistent basis throughout the periods involved. No other financial statements or supporting schedules are required to be included the Registration Statement or the Prospectus. The financial data set forth in the Prospectus and the Registration Statement under the captions “Prospectus Summary — Summary Financial Information,” “Capitalization,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement.

(l)            Incorporation and Good Standing of the Company and its Subsidiary. Each of the Company and its sole subsidiary has been duly incorporated or organized and is validly existing as a corporation, in good standing under the laws of the jurisdiction of its incorporation or organization and has the power and authority (corporate or otherwise) to own or lease, as the case may be, and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. Each of the Company and its subsidiary is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. All of the issued and outstanding capital stock of the Company’s subsidiary has been duly authorized and validly issued, is fully paid and nonassessable and, is owned by the Company, directly, free and clear of any security interest, mortgage, pledge, lien, encumbrance or adverse claim.

(m)          Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth under the heading “Actual” in the section of the Prospectus entitled “Capitalization”, and, as of the Closing (hereinafter defined), the Company shall have the authorized and outstanding capitalization as set forth in the section of the Prospectus entitled “Capitalization.” The Units, the Warrants and the Common Stock conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or its subsidiary other than those described in the Registration Statement and the Prospectus. The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(n)           No Issuance of Securities. Except as expressly disclosed in the Registration Statement and the Prospectus, the Company has not sold or issued any securities during the six-month period preceding the date of the Registration Statement and the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Securities Act.

(o)           Company’s Accounting System. The Company makes and keeps accurate books and records and maintains a system of accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p)           Stock Exchange Listing. The Units are registered pursuant to Section 12(b) or 12(g) of the Exchange Act and are quoted on the Over-The-Counter Bulletin Board (“OTCBB”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Units under the Exchange Act or causing the Units to not be quoted on the OTCBB, nor has the Company received any notification that the Commission or the OTCBB is contemplating such deregistration or inability for the Units to be quoted on the OTCBB.

(q)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. Neither the Company nor its subsidiary is in violation, breach or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) (i) under its charter or by-laws, (ii) under any indenture, mortgage, loan or credit agreement, deed of trust, note, contract, franchise, lease, license registration rights agreement or other agreement, obligation, condition, covenant or instrument to which the Company or its subsidiary is a party or by which it may be bound, or to which any of the property or assets of the Company or its subsidiary is subject (each, an “Existing Instrument”). The Company and its subsidiary are not in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, such subsidiary or any of their properties, as applicable. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus and the issuance and sale of the Units (i) have been duly authorized by all necessary corporate action and will not result in any Default under the charter or by-laws of the Company or its subsidiary, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiary pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company or subsidiary of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, its subsidiary or any of their properties.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency or approval of the Company’s shareholders is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from the OTCBB.

(r)            No Material Actions or Proceedings. There are no legal or governmental actions, suits or proceedings pending or threatened (i) against or affecting the Company or its subsidiary, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company or its subsidiary or (iii) relating to U.S. Food and Drug Administration (“FDA”), or comparable foreign regulatory body or health care facility environmental or discrimination matters, where in any such case (A)(1) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or its subsidiary and (2) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement or (B) any such action, suit or proceeding is or would be material in the context of the sale of the Units or the Company’s Common Stock.

(s)           Labor Matters. No labor problem or dispute with the past or current employees of the Company or its subsidiary exists or is threatened or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiary’ principal suppliers, vendors, contractors or customers.

(t)            Intellectual Property Rights. The Company and its subsidiary own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s or its subsidiary’s business as now conducted or as proposed in the Registration Statement and the Prospectus to be conducted. Except as set forth in the Registration Statement and the Prospectus, (i) no party has been granted an exclusive license to use any portion of such Intellectual Property owned by the Company or its subsidiary; (ii) to the knowledge of the Company, there is no infringement by third parties of any such Intellectual Property owned by or exclusively licensed to the Company or its subsidiary; (iii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or its subsidiary rights in or to any Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; and (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company’s or its subsidiary’s business as now conducted infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim.

(u)           Patent Filings. The Company has duly and properly filed or caused to be filed with the United States Patent and Trademark Office (the “PTO”) and applicable foreign and international patent authorities all patent applications owned by the Company (the “Company Patent Applications”). The Company has complied with the PTO’s duty of candor and disclosure for the Company Patent Applications and has made no material misrepresentation in the Company Patent Applications. The Company is not aware of any information material to a determination of patentability regarding the Company Patent Applications not called to the attention of the PTO or similar foreign authority. The Company is not aware of any information not called to the attention of the PTO or similar foreign authority which would preclude the grant of a patent for the Company Patent Applications. The Company has no knowledge of any information which would preclude the Company from having clear title to, and complete ownership of, the Company Patent Applications.

(v)           Intellectual Property Licenses. Neither the Company nor its subsidiary has breached or is currently in breach of any provision of any license, contract or other agreement governing the Company’s or its subsidiary’ use of Intellectual Property owned by third parties (collectively, the “Intellectual Property Licenses”) and no third party has alleged any such breach and the Company is unaware of any facts that would form a basis for such a claim. No other party to the Intellectual Property Licenses has breached or is currently in breach of any provision of the Intellectual Property Licenses. Each of the

Intellectual Property Licenses is in full force and effect and constitutes a valid and binding agreement between the parties thereto, enforceable in accordance with its terms, and there has not occurred any breach or default under any such Intellectual Property Licenses or any event that with the giving of notice or lapse of time would constitute a breach or default thereunder. Neither the Company nor its subsidiary has been or is currently involved in any disputes regarding the Intellectual Property Licenses.

(w)          All Necessary Permits, etc. Each of the Company and its subsidiary possesses such valid and current licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies (“Licenses”) necessary to conduct their respective businesses, except to the extent that any failure to have any such Licenses would not, individually or in the aggregate, result in a Material Adverse Change. Neither the Company nor its subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such License which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could result in a Material Adverse Change. Each of the Company and its subsidiary is in compliance with the terms of the Licenses. No registrations, filings, applications, notices, transfers, consents, approvals, audits, qualifications, waivers or other actions of any kind is required by virtue of the execution and delivery of this Agreement, or of the consummation of the transactions contemplated hereby, by the Registration Statement and the Prospectus and the issuance and sale of the Units (i) to avoid the loss of any such License or any asset, property or right pursuant to the terms thereof, or the violation or breach of any applicable law thereto or (ii) to enable the Company or its subsidiary to hold, use and enjoy the same after the Closing Date or any Subsequent Closing Date, as the case may be, in the conduct of its business as conducted prior to the Closing Date.

(x)            Title to Properties. Each of the Company and its subsidiary has good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(k) above (or elsewhere in the Registration Statement and the Prospectus), in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects. The real property, improvements, equipment and personal property held under lease by the Company or any of its subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or its subsidiary.

(y)           Tax Law Compliance. Each of the Company and its subsidiary has filed all necessary federal, state, local and foreign income, franchise and other applicable tax returns in a timely manner (after giving effect to all permissible extensions) and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it, except for any taxes, assessments, fines or penalties being contested in good faith for which reserves in accordance with generally accepted accounting principles have been provided. Each of the Company and its subsidiary has made appropriate provisions in the applicable financial statements referred to in Section 1(k) above in respect of all federal, state, local and foreign income, franchise and other applicable taxes for all current or prior periods as to which the tax liability of the Company or its subsidiary has not been finally determined.

(z)            Company Not an “Investment Company.” The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is not, and after receipt of payment for the Units and the application of the proceeds thereof as contemplated under the caption “Use of Proceeds” in the Registration Statement and the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act and will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(aa)         Insurance. Each of the Company and its subsidiary is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary in the business in which it is engaged, including, but not limited to, products liability, policies covering real and personal property owned or leased by the Company and its subsidiary against theft, damage, destruction, and acts of vandalism. All policies of insurance and fidelity or surety bonds insuring the Company and its subsidiary or their businesses, assets, employees, officers and directors are in full force and effect. Each of the Company and its subsidiary is in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or its subsidiary under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor its subsidiary has been refused any insurance coverage sought or applied for. Each of the Company and its subsidiary has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(bb)         No Restrictions on Dividends. The subsidiary of the Company is not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any future subsidiary of the Company.

(cc)         No Price Stabilization or Manipulation. The Company and its subsidiary and any of their respective officers and directors (or to the knowledge of the Company, any of their affiliates) have not taken and will not take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units. The Company acknowledges that the Underwriter may engage in passive market making transactions in the Units on the OTCBB in accordance with Regulation M under the Exchange Act.

(dd)         Related Party Transactions. There are no business relationships or related-party transactions involving the Company, its subsidiary or any other person required by the Securities Act or the Exchange Act to be described in the Registration Statement, Preliminary Prospectus or the Prospectus that have not been described as required.

(ee)         Controls and Procedures. The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiary, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, (ii) have been evaluated for effectiveness as of a date within 90 days prior to the earlier of the date that the Company filed its most recent annual or quarterly report with the Commission or the date of the Prospectus and (iii) are effective to perform the functions for which they were established.

(ff)           No Material Weakness in Internal Controls. Since the end of the Company’s most recent audited fiscal year, there has been (i) no significant deficiency or material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) (ii) no fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting and (iii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg)         No Unlawful Contributions or Other Payments. Neither the Company, nor its subsidiary nor any director, officer, agent, employee or affiliate of the Company or its subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and each of the Company and its subsidiary and their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. For purposes of this paragraph, “FCPA” means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(hh)         No Conflict with Money Laundering Laws. The operations of each of the Company and its subsidiary are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)           No Conflict with OFAC Laws. Neither the Company, its subsidiary nor any director, officer, agent, employee or affiliate of the Company or its subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and each of the Company and its subsidiary will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(jj)           Compliance with Environmental Laws. Except as otherwise disclosed in the Registration Statement and the Prospectus: (i) neither the Company nor its subsidiary is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, order, permit, policy or rule of common law or any judicial or administrative order, consent, decree or judgment or other requirement relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environment Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or its subsidiary under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or its subsidiary received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or its subsidiary is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or its subsidiary has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or its subsidiary now or in the past (collectively, “Environmental Claims”), pending or threatened against the Company, its subsidiary or any person or entity whose liability for any Environmental Claim the Company or its subsidiary has retained or assumed either contractually or by operation of law; (iii) there are no past, present or anticipated future actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could result in a violation of any Environmental

Law, require expenditures to be incurred pursuant to Environmental Law, or form the basis of a potential Environmental Claim against the Company, its subsidiary or against any person or entity whose liability for any Environmental Claim the Company or its subsidiary has retained or assumed either contractually or by operation of law; and (iv) neither the Company nor its subsidiary is subject to any pending or threatened proceeding under Environmental Law to which a governmental authority is a party and which is reasonably likely to result in monetary sanctions of $25,000 or more.

(kk)         ERISA Compliance. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or its subsidiary. Each employee benefit plan of the Company or its subsidiary is in compliance with applicable law, including ERISA and the Code. The Company and its subsidiary have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan as defined in ERISA). Each “pension plan” for which the Company or its subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which could cause the loss of such qualification.

(ll)           Brokers. There is no broker, finder or other party, except for the Underwriter, that is entitled to receive from the Company any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement or to act as an underwriter, agent or financial advisor in connection with the issuance and sale of the Units.

(mm)       No Outstanding Loans or Other Indebtedness. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company or its subsidiary to or for the benefit of any of the officers or directors of the Company, its subsidiary or any of the members of any of them.

(nn)         Sarbanes-Oxley Compliance. There is and has been no failure on the part of the Company or its subsidiary or any of the their respective directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans.

(oo)         Nasdaq Governance Rules. The Company has duly adopted organizational structures and policies sufficient to comply with the requirements of the Nasdaq Stock Market corporate governance rules in effect as of the date hereof.

(pp)         Subsidiary. The Company does not own or control, directly or indirectly, any corporation, limited liability company, partnership, association, or other entity other than ProUroCare Inc., a Minnesota corporation.  With the exception of ProUroCare Inc., the Company has no subsidiaries which, considered alone or in the aggregate as a single subsidiary, constitutes a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(qq)         Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of the Underwriter, and (ii) does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriter.

(rr)           Statistical and Market Related Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate, and the Company has obtained the written consent to use such data from such sources to the extent required.

(ss)         SEC Comment Letters. There are no comments unresolved under any letters from the staff of the SEC or from any State Commission relating to the Company’s SEC filings and state blue sky filings as to the states listed on Schedule I.

(tt)           Compliance with Laws. Except as expressly disclosed in the Registration Statement, the Prospectus, the Company and its subsidiary: (i) are and at all times have been in full compliance with all statutes, rules, regulations, permits, licenses, authorizations, ordinances, orders, decrees and guidances issued by the applicable federal, state, local or foreign governmental or self-regulatory agencies or bodies having authority over the Company or its subsidiary (“Governmental Authority”), applicable to the conduct of their business, with respect to medical devices, and, ownership, testing, development, manufacture, packaging, processing, recordkeeping, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company and its subsidiary (the “Applicable Laws”), except for such non-compliance as would not, individually or in the aggregate, result in a Material Adverse Change; (ii) have not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from any Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, registrations, authorizations, permits, orders and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (iii) possess all Authorizations and such Authorizations are valid and in full force and effect and neither the Company nor its subsidiary is in violation of any term of any such Authorizations; (iv) have not received notice of any pending or threatened claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority or third party alleging that any company operation or activity is in violation of any Applicable Laws or Authorizations and the Company has no knowledge or reason to believe that any such Governmental Authority or third party is considering any such claim, suit, proceeding, hearing, enforcement, audit, investigation, arbitration or other action; (v) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge or reason to believe that any such Governmental Authority is considering such action; (vi) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as are required by all Applicable Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) have not, either voluntarily or involuntarily, initiated, conducted, or issued or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, post-sale warning or other notice or action relating to an alleged lack of efficacy of any product, any alleged product defect, or violation on any Applicable Laws or Authorizations; the Company is not aware of any facts that would cause the Company or its subsidiary to initiate any such notice or action; and the Company does not have any knowledge or reason to believe that any Governmental Authority or third party intends to initiate any such notice or action.

(uu)         Preliminary Prospectus. Each Preliminary Prospectus filed as part of the Registration Statement, or filed pursuant to Rule 424 under the Securities Act, complied when so filed with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(vv)         Regulatory Filings. As of the date of this Agreement and except as described in the Registration Statement and the Prospectus, the Company is not required to file or obtain any registration, application, license, request for exemption, permit or other regulatory authorization with the FDA or any other federal, state, local or foreign regulatory body or health care facility in order to conduct its business or pursue its laboratory preclinical and clinical activities as described in the Registration Statement and the Prospectus.

(ww)       FDA Compliance. (i) The Company holds all clearances, approvals, registrations, authorizations, and orders of any governmental or self-regulatory body required for the conduct of its business, except where the failure to hold would not, individually or in the aggregate, have a Material Adverse Change. As of the date of this Agreement, the Company is in compliance with all applicable federal, state, local and foreign laws, regulations, orders and decrees, except where the failure to comply would not, individually or in the aggregate, result in a Material Adverse Change. Without limiting the foregoing, as of the date of this Agreement, the Company is in compliance with all requirements of the FDA, including, among other things, the provisions of the Federal Food, Drug, and Cosmetic Act (“FDC”) relating to drugs or medical devices, except where such noncompliance would not result, individually or in the aggregate, in a Material Adverse Change. Each regulatory submission for the Company’s products has been filed, cleared and maintained in compliance in all material respects with all Applicable Laws and Authorizations, including without limitation applicable federal statutes, rules, regulations or orders administered or promulgated by the FDA or other Governmental Authority, and all laboratory, preclinical and clinical studies, and tests have been conducted in all material respects in compliance with accepted professional scientific standards and all Applicable Laws and Authorizations in all material respects. No filing or submission to the FDA or any other Governmental Authority, intended to be the basis for any Authorization, contains any material omission or material false information, and the Company has not received any notices or correspondence from any Governmental Authority (including, but not limited to, the FDA) requiring suspension of any studies, tests, or clinical trials conducted by or on behalf of the Company. The Company believes it has submitted all reports necessary to be submitted in accordance with the Medical Device Reporting regulations, 21 C.F.R. Part 803.

(ii)           The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus accurately describes the status and results of such studies, tests and trials. The Company has not received any notices or correspondence from the FDA or other governmental agency, foreign or domestic, requiring the termination, suspension or material modification of any preclinical or clinical trials conducted by, or on behalf, of the Company or in which the Company has participated.

(xx)          Suppliers and Vendors. No supplier or vendor of products or services to the Company has ceased shipments or providing services to the Company or indicated, an interest in decreasing or ceasing its sales or provision of services to the Company or otherwise modifying its relationship with the Company, other than in the normal and ordinary course of business consistent with past practices in a manner which would not individually or in the aggregate, result in a Material Adverse Change.

(yy)         Forward-Looking Statements. Each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(zz)          Shareholder Affiliations. To the Company’s knowledge, there are no affiliations or associations between (i) any member of the Financial Industry Regulatory Authority (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto) and the Prospectus.

The Company acknowledges that the Underwriter and for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company and counsel to the Underwriter, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2.                          Purchase, Sale and Delivery of the Units.

(a)           The Firm Units. The Company agrees to sell to the Underwriter the Firm Units upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriter agrees, to purchase from the Company the Firm Units. The purchase price per Firm Unit to be paid by the Underwriter to the Company shall be $             per Unit.

(b)           The Closing Date. Delivery of certificates for the Firm Units to be purchased by the Underwriter and payment therefor shall be made at the offices of Dorsey & Whitney LLP, 50 South Sixth Street, Suite 1500, Minneapolis, Minnesota 55402 (or such other place as may be agreed to by the Company and the Underwriter) at 10:00 a.m. Central time, on the third business day after the date of this Agreement (fourth, if the pricing occurs after 3:30 p.m. Central time), or such other time and date as shall be agreed upon by the Underwriter and the Company, but not more than three business days after the foregoing date (the time and date of such closing are called the “Closing Date”).

(c)           The Optional Units; the Subsequent Closing Date. In addition, the Company hereby grants an option to the Underwriter to purchase on the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, severally and not jointly, up to an aggregate of                Optional Units from the Company at the purchase price per share to be paid by the Underwriter for the Firm Units. The option granted hereunder may be exercised at any time and from time to time upon notice by the Underwriter to the Company, which notice may be given at any time within 45 days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Units the Underwriter is exercising the option, (ii) the names and denominations in which the certificates for the Optional Units are to be registered and (iii) the time, date and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the Closing Date; and in such case the term “Closing Date” shall refer to the time and date of delivery of certificates for the Firm Units and the Optional Units). Each time and date of delivery, if subsequent to the Closing Date, is called a “Subsequent Closing Date” and shall be determined by the Underwriter and shall not be earlier than three nor later than five full business days after delivery of such notice of exercise.

(d)           Public Offering of the Units. The Underwriter hereby advises the Company that the Underwriter intends to offer for sale to the public, as described in the Registration Statement and the Prospectus, their respective portions of the Units as soon after this Agreement has been executed and the Registration Statement has been declared effective as the Underwriter, in its sole judgment, has determined is advisable and practicable.

(e)           Payment for the Units. Payment for the Units to be sold by the Company shall be made at the Closing Date (and, if applicable, on any Subsequent Closing Date) by wire transfer of immediately available funds to the order of the Company.

(f)            Delivery of the Units. Delivery of the Firm Units and the Optional Units shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriter.

SECTION 3.                          Covenants.

A. Covenants of the Company. The Company covenants and agrees with the Underwriter as follows:

(a)           Delivery of Registration Statement and Prospectus. The Company shall furnish to the Underwriter, without charge, one signed copy of the Registration Statement (including exhibits thereto) and to furnish to the Underwriter, without charge, prior to 10:00 a.m. Central time on the second business day next succeeding the date of this Agreement and during the period mentioned in Section 3(b) or 3(d) below, as many copies of the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Underwriter may reasonably request.

(b)           Underwriter’s Review of Proposed Amendments and Supplements. During such period beginning on the date of purchase, and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriter, the Prospectus is no longer required by law to be delivered in connection with sales of the Units by the Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, the Prospectus, the Company shall furnish to the Underwriter for review a copy of each such proposed amendment or supplement, and the Company shall not file or use any such proposed amendment or supplement without the Underwriter’s consent.

(c)           Securities Act Compliance. After the date of this Agreement, the Company shall promptly advise the Underwriter in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission or any State Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Preliminary Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission or any State Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock, Units or Warrants from any securities exchange upon which it is listed for quotation or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or suspension of such use. If the Commission or any State Commission shall enter any such stop order at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430B, as applicable, under the Securities Act and will use its best efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(d)           Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(e)           Amendments and Supplements to the Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Registration Statement and the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Registration Statement and the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if in the opinion of the Underwriter or counsel for the Underwriter it is otherwise necessary to amend or supplement the Registration Statement and the Prospectus in order to comply with law, the Company agrees to (i) notify the Underwriter of any such event or condition and (ii) promptly prepare (subject to Sections 3(A)(b) and 3(A)(d) hereof), file with the Commission and State Commission and furnish at its own expense to the Underwriter and to dealers, amendments or supplements to the Prospectus, necessary in order to make the statements in the Prospectus as so amended or supplemented, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading or so that the Prospectus, as amended or supplemented, will comply with law.

(f)            [Reserved.]

(g)           Copies of any Amendments and Supplements to the Prospectus. The Company shall furnish the Underwriter, without charge, during the Prospectus Delivery Period, as many copies of each Preliminary Prospectus, the Prospectus and any amendments and supplements thereto as the Underwriter may request.

(h)           Copies of the Registration Statement and the Prospectus. The Company shall furnish to the Underwriter and counsel for the Underwriter signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or dealer may be required by the Securities Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Underwriter may reasonably request.

(i)            Blue Sky Compliance. The Company shall cooperate with the Underwriter and shall use its best efforts to qualify or register the Units for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions described in Schedule I, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Units. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation, other than those arising out of the offering or sale of the Units in any jurisdiction where it is not now so subject. The Company will advise the Underwriter promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Units for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(j)            Use of Proceeds. The Company shall apply the net proceeds from the sale of the Units sold by it in the manner described under the caption “Use of Proceeds” in the Registration Statement and the Prospectus.

(k)           Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Common Stock, the Units and the Warrants.

(l)            Earnings Statement. As soon as practicable, the Company shall make generally available to its security holders and to the Underwriter an earnings statement (which need not be audited) covering the twelve-month period beginning after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(m)          Periodic Reporting Obligations. During the Prospectus Delivery Period the Company shall file, on a timely basis, with the Commission and the OTCBB and any applicable State Commission all reports and documents required to be filed under the Exchange Act or the applicable state blue sky laws or regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Units as may be required under Rule 463 under the Securities Act.

(n)           Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish the Underwriter, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(o)           Listing. The Company will use its best efforts to effect and maintain the quotation of the Common Stock, Units and Warrants on the OTCBB.

(p)           [Reserved.]

(q)           Compliance with Sarbanes-Oxley Act. The Company shall comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(r)            Future Reports to Stockholders. For so long as required by the Exchange Act, the Company will furnish or make available to its stockholders in compliance with the Exchange Act as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and any consolidated subsidiaries certified by independent registered public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), make available to its stockholders consolidated summary financial information of the Company and any subsidiaries for such quarter in reasonable detail.

(s)           Future Reports to the Underwriter. For so long as the Company has a class of securities registered under the Exchange Act, during the period of five years hereafter the Company will furnish to the Underwriter at 225 South Sixth Street, Suite 4200, Minneapolis, Minnesota 55402: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent registered public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, FINRA or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided, however, if such documents are publicly available in electronic format on the website of the Company or the Commission, the Company shall be deemed to have satisfied this covenant.

(t)            Investment Limitation. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Units in such a manner as would require the Company or its subsidiary to register as an investment company under the Investment Company Act.

(u)           No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of the Units or any other securities of the Company, whether to facilitate the sale or resale of the Units, or otherwise.

(v)           Lock Up Agreements. The Company agrees to place stop transfer orders against all securities covered by the lock up agreements referenced in Section 5(i) and to assist and cooperate with the Underwriter in enforcing the terms of such lock up agreements.

The Underwriter, may, in its sole discretion, waive in writing the performance by the Company of any one or more of the foregoing covenants or extend the time for their performance.

B. Covenant of the Underwriter. The Underwriter agrees that, it will not make any offer relating to the Units that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act.

SECTION 4.                          Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including, without limitation (i) all expenses incident to the issuance and delivery of the Units (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, Units and Warrants, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Units to the Underwriter, (iv) all fees and expenses of the Company’s counsel, independent registered public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), the Registration Statement and each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement (vi) all filing fees, attorneys’ fees and expenses incurred by the Company in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Units for offer and sale under the state securities or blue sky laws, if requested by the Underwriter, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriter of such qualifications, registrations and exemptions, (vii) the filing fees incident to FINRA’s review and approval of the Underwriter’s participation in the offering and distribution of the Units, (viii) all transportation and other expenses incurred in connection with presentations to prospective purchasers of the Units, (ix) accountable expenses of the Underwriter in the amount not to exceed $           (which may include certain fees of counsel for the Underwriter); (x) a nonaccountable expense allowance to the Underwriter equal to 3% of the gross proceeds of the sale of the Units, and (xi) all other fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement. Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Underwriter shall pay their own expenses, including the fees and disbursements of their counsel.

SECTION 5.                          Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Units as provided herein on the Closing Date and, with respect to the Optional Units, any Subsequent Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and, with respect to the Optional Units, as of any Subsequent Closing Date as though then made, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the timely performance by the Company of their respective covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Accountants’ Comfort Letter. On the date hereof, the Underwriter shall have received from Virchow Krause, independent registered public accountants for the Company, a letter dated the date hereof addressed to the Underwriter, the form of which is attached as Exhibit A.

(b)                               Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the Closing Date and, with respect to the Optional Units, any Subsequent Closing Date:

(i)            the Company shall have filed the Registration Statement and the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii)           no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission;

(iii)          No state listed on Schedule I shall have, through any regulatory body or authority, issued an order or taken similar action seeking to suspend sales of the Units in such jurisdiction; and

(iv)          FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(c)                                No Material Adverse Change. For the period from and after the date of this Agreement and prior to the Closing Date and, with respect to the Optional Units, any Subsequent Closing Date:

(i)            in the judgment of the Underwriter there shall not have occurred any Material Adverse Change; and

(ii)           there shall not have been any change or decrease specified in the letter or letters referred to in paragraph (a) of this Section 5 which is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement and the Prospectus.

(d)                               Opinion of Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date, the Underwriter shall have received the favorable opinion of Dorsey & Whitney, LLP, counsel for the Company, dated as of such closing date, the form of which is attached as Exhibit B.

(e)                                Opinions of FDA and Intellectual Property Counsel for the Company. On each of the Closing Date and any Subsequent Closing Date, the Underwriter shall have received the favorable opinion of Hogan & Hartson LLP (the Company’s FDA counsel) and Fredrikson & Byron P.A.  (the Company’s intellectual property counsel) counsel for the Company, respectively, dated as of such closing date, the respective forms of which are attached as Exhibit C and Exhibit D.

(f)                                  Opinion of Counsel for the Underwriter. On each of the Closing Date and any Subsequent Closing Date, the Underwriter shall have received the favorable opinion of Fulbright & Jaworski L.L.P., counsel for the Underwriter, dated as of such closing date, in form and substance satisfactory to, and addressed to, the Underwriter, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)                               Officers’ Certificate. On each of the Closing Date and any Subsequent Closing Date, the Underwriter shall have received a written certificate executed by the Chairman, Chief Executive Officer and President of the Company and the Chief Operating Officer and Chief Financial Officer of the Company, dated as of such closing date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and any amendment or supplement thereto, and this Agreement, to the effect set forth in subsection (b) of this Section 5, and further to the effect that:

(i)            for the period from and after the date of this Agreement and prior to such closing date, there has not occurred any Material Adverse Change;

(ii)           the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct on and as of such closing date with the same force and effect as though expressly made on and as of such closing date; and

(iii)          the Company has complied with all of the covenants and agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such closing date.

(h)                               Bring-down Comfort Letter. On each of the Closing Date and any Subsequent Closing Date, the Underwriter shall have received from Virchow Krause, independent registered public accountants for the Company, a letter dated such date, in form and substance satisfactory to the Underwriter, to the effect that it reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date or Subsequent Closing Date, as the case may be.

(i)                                   Lock-Up Agreements. On or prior to the date hereof, the Company shall have furnished to the Underwriter agreements in the form of Exhibit E hereto from each director, officer and current stockholders who own five percent or more of Common Stock, and each such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.

(j)                                   Additional Documents. On or before each of the Closing Date and any Subsequent Closing Date, the Underwriter and counsel for the Underwriter shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Units as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions, covenants or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Underwriter by notice to the Company at any time on or prior to the Closing Date and, with respect to the Optional Units, at any time prior to the applicable Subsequent Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 7, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

SECTION 6.                          Reimbursement of Underwriter’s Expenses. If this Agreement is terminated by the Underwriter pursuant to Section 5, Section 7, or Section 11, or if the sale to the Underwriter of the Units on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriter, upon demand for all out-of-pocket expenses that shall have been incurred by the Underwriter in connection with the proposed purchase and the offering and sale of the Units, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

SECTION 7.                          Effectiveness of this Agreement. This Agreement shall not become effective until the execution of this Agreement by the parties hereto.

Prior to such effectiveness, this Agreement may be terminated by any party by notice to each of the other parties hereto, and any such termination shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter to the extent required by Sections 4 and 6 hereof or (b) the Underwriter to the Company.

SECTION 8.                          Indemnification.

(a)           Indemnification of the Underwriter by the Company. The Company agrees to indemnify and hold harmless the Underwriter, its directors, officers, employees and agents, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse the Underwriter, its officers, directors, employees, agents and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriter) as such expenses are reasonably incurred by such Underwriter, or its officers, directors, employees and agents or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)           Indemnification by the Underwriter. The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and to reimburse the Company, or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The Company hereby acknowledges that the only information that the Underwriter has furnished to the Company expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the first paragraph and the second, third, fourth, twelfth and fourteenth paragraphs in each case under the caption “Underwriting” in the Prospectus. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that the Underwriter may otherwise have.

(c)           Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel), reasonably approved by the indemnifying party (or by the Underwriter in the case of Section 9), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)           Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8I hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

SECTION 9.         Contribution. If the indemnification provided for in Section 8 is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the offering of the Units pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, in connection with the offering of the Units pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Units pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriter, in each case as set forth on the front cover page of the Prospectus bear to the aggregate public offering price of the Units as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriter, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriter, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8 with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8 for purposes of indemnification.

The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, the Underwriter shall not be required to contribute any amount in excess of the underwriting commissions received by the Underwriter in connection with the Units underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each director, officer, employee and agent of the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

SECTION 10.         [Reserved.]

SECTION 11.         Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Underwriter by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, a State Commission or by the OTCBB, or trading in securities generally on the New York Stock Exchange or the NYSE Alternext US, or the Nasdaq Global Market shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by federal, New York or Minnesota authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Underwriter is material and adverse and makes it impracticable or inadvisable to market the Units in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; or (iv) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Underwriter may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to the Underwriter, except that the Company shall be obligated to reimburse the expenses of the Underwriter pursuant to Sections 4 and 6 hereof or (b) the Underwriter to the Company.

SECTION 12.         No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Units pursuant to this Agreement, including the determination of the public offering price of the Units and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriter, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or the respective affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriter has not assumed or will not assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether the Underwriter has advised or is currently advising the Company on other matters) and the Underwriter has no obligations to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriter and its respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Underwriter has no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriter has not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriter, with respect to the subject matter hereof. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of agency or fiduciary duty.

SECTION 13.         Representations, Agreements, Covenants and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company and of the Underwriter set forth in or made pursuant to this Agreement (i) will remain operative and in full force and effect, regardless of any (A) investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the officers or employees of any Underwriter, or the Company, the officers or employees of the Company, or any person controlling the Company, as the case may be or (B) acceptance of the Units and payment for them hereunder and (ii) will survive delivery of and payment for the Units sold hereunder and any termination of this Agreement.

SECTION 14.         Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Underwriter:

Feltl and Company, Inc.
225 South Sixth Street
Suite 4200
Minneapolis, Minnesota 55402

Facsimile: (612)
Attention: Mr. David Lantz

with a copy to:

Fulbright & Jaworski L.L.P.

80 South Eighth Street
2100 IDS Center
Minneapolis, Minnesota 55402
Facsimile: (612) 321-2288
Attention: Girard P. Miller, Esq.

If to the Company:

ProUroCare Medial Inc.
5500 Wayzata Boulevard
Suite 310
Golden Valley, Minnesota 55416
Facsimile: (612)
Attention: Mr. Richard C. Carlson

with a copy to:

Dorsey & Whitney LLP
50 South Sixth Street
Suite 1500
Minneapolis, Minnesota 55402
Facsimile: (612)
Attention: Timothy S. Hearn, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 15.         Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, and to the benefit of (i) the Company, its directors, any person who controls the Company within the meaning of the Securities Act and the Exchange Act and any officer of the Company who signs the Registration Statement, (ii) the Underwriter, the officers, directors, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of the Securities Act and the Exchange Act, and (ii) the respective successors and assigns of any of the above, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Units from the Underwriter merely because of such purchase.

SECTION 16.         Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 17.         Governing Law Provisions. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

STATE OF MINNESOTA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

SECTION 18.         General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 and the contribution provisions of Section 9, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

[signature page follows]

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

PROUROCARE MEDICAL INC.

By:
Name: Richard C. Carlson
Title: Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriter as of the date first above written.

FELTL AND COMPANY, INC.

By:
John C. Feltl
Its Director of Capital Markets